UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14 6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +41 (0)41 561 32 77

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On May 14, 2020, CRISPR Therapeutics AG (the “Company”) issued a press release announcing that new data from two ongoing Phase 1/2 clinical trials of the CRISPR/Cas9 gene-editing therapy CTX001TM in severe hemoglobinopathies have been accepted for an oral presentation at the 25th European Hematology Association (EHA) Congress, which will take place virtually from June 11-14, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

As previously disclosed on November 19, 2019, the Company and its partner Vertex Pharmaceuticals Incorporated announced positive safety and efficacy data from the first two patients treated with CTX001 for transfusion-dependent beta thalassemia, or TDT, or severe sickle cell disease, or SCD, in our ongoing Phase 1/2 clinical trials. On May 14, 2020, EHA published online an abstract submitted by the Company that includes 12 months of follow-up data for the first patient treated in the ongoing Phase 1/2 trial in TDT (CLIMB-111) and 6 months of follow-up data for the first patient treated in the ongoing Phase 1/2 trial in SCD (CLIMB-121).

The patient with TDT has the b0/IVS-I-110 genotype and required 16.5 transfusions per year before enrolling in the clinical trial (annualized rate during the two years prior to consenting for the trial). The patient achieved successful neutrophil engraftment 33 days after CTX001 infusion and platelet engraftment 37 days after infusion. As previously disclosed in November 2019, two serious adverse events, or SAEs, occurred, neither of which the principal investigator considered related to CTX001. The SAEs were pneumonia in the presence of neutropenia and veno-occlusive liver disease attributed to busulfan conditioning, both of which subsequently resolved. This patient received a peripheral red blood cell transfusion one month following the infusion of CTX001 and from that point forward has been free from transfusions as of the twelve month post-infusion data point, with total hemoglobin levels of 12.7 g/dL, 12.4 g/dL fetal hemoglobin and 99.9 percent F-cells (erythrocytes expressing fetal hemoglobin).

The patient with SCD experienced seven vaso-occlusive crises per year before enrolling in the clinical trial (annualized rate during the two years prior to consenting for the trial). The SCD patient achieved neutrophil and platelet engraftment 30 days after CTX001 infusion. As previously disclosed in November 2019, three SAEs occurred, none of which the principal investigator considered related to CTX001. The SAEs were sepsis in the presence of neutropenia, cholelithiasis and abdominal pain, all of which subsequently resolved. At six months after CTX001 infusion, the patient was free of vaso-occlusive crises and had total hemoglobin levels of 11.3 g/dL, 47.3 percent fetal hemoglobin and 99.6 percent F-cells (erythrocytes expressing fetal hemoglobin).

These trials are ongoing and patients will be followed for approximately two years following infusion.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release by CRISPR Therapeutics AG, dated May 14, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: May 14, 2020	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D.
Chief Executive Officer